SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS
This Separation Agreement and General Release of All Claims (“Agreement”) is made by and between Illumina, Inc. (“Illumina” or “the Company”) and Phil Febbo (“Employee”), collectively (“the Parties”), with respect to the following facts:
A.Employee is employed by Company as its Chief Medical Officer.
B.Employee’s employment ended effective August 7, 2023 (Separation Date).
C.The Company wishes to assist Employee in Employee’s transition to other employment and has offered to provide Employee with a severance payment and benefits as described below.
D.Employee has received all compensation, wages, commissions, equity awards, bonuses, and expense reimbursements owed to Employee by the Company as of the date this Agreement as signed by the Employee.
THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:
1.Severance.
1.1    Severance. The Company agrees to pay Employee a Severance Payment equivalent to 52 weeks of Employee’s normal wages, in the gross amount of Six-Hundred Thousand Dollars and Zero Cents ($600,000.00) less all appropriate federal and state tax withholdings, an amount to which Employee is not otherwise entitled (“Severance Payment”). Employee acknowledges and agrees that this Severance Payment constitutes adequate legal consideration for the promises and representations made by Employee in this Agreement. Subject to the provisions below, the Severance Payment will be made in a lump sum payment within thirty days after all of the following: (1) the Effective Date of this Agreement (as described in paragraph 7.4 below); (2) after signing this Agreement, Employee has returned the Agreement to Illumina at hsotomayor@illumina.com by the deadline described in paragraph 9 below; and (3) Employee has timely returned to Illumina all company property in Employee’s possession, custody, or control (according to paragraph 10).
1.2    The Company agrees to pay the cost of premiums for continued health insurance coverage through the provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for an additional period of 12 months following the termination of Employee’s benefits. These sums will be paid directly to Illumina’s carrier provided that the Employee timely and properly completes all required elections to continue coverage under COBRA. Thereafter, Employee may elect to continue such benefits at Employee’s own expense under the provisions of COBRA. The Company will not pay for out-of-pocket medical expenses should the Employee fail to timely and properly elect continuation of coverage through COBRA.
1.3    The Company agrees to pay the cost of Employee's executive physical exam for the 2023 calendar year, provided that Employee has not undergone such physical exam prior to the Effective Date.
2.General Release.
2.1    Employee unconditionally, irrevocably, and absolutely releases and discharges the Company, and any parent and subsidiary corporations, divisions, and other affiliated entities of the Company, past and present, as well as the Company’s employees, officers, directors, agents, attorneys, successors, and assigns of the Company (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date to the fullest extent permitted by law including, but not limited to, Employee’s employment with the Company, the termination of Employee’s employment, and all other losses, liabilities, claims, demands, and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of, or in any way connected with, Employee’s employment with the Company. This release is intended to have the broadest possible application and includes, but is not limited to, any claims under any state law, tort, contract, common law, constitutional or other statutory claims;

any claim for unpaid wages, commissions, bonuses or other employment benefits, including claims for unvested stock options or incentive/bonus compensation (including claims for unvested Equity Awards and/or benefits under the Variable Compensation Plans); as well as alleged violations of the California Labor Code or the federal Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act (including any similar state statute); the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967, as amended; and all claims for attorneys’ fees, costs, and expenses. However, this release shall not apply to claims for workers’ compensation benefits, unemployment insurance benefits, or any other claims that cannot lawfully be waived, nor to Employee’s rights to indemnification, and advancement of legal fees as may be required, as a former officer of the Company, Employee’s right to enforce the terms of this Agreement, Employee’s rights as a shareholder of the Company and Employee’s rights to any employee benefits accrued for Employee and as to which he has a right following his separation from employment.
2.2    Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.
2.3    Employee declares and represents that Employee intends this Agreement to be final and complete and not subject to any claim of mistake. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.
2.4    Employee expressly waives Employee’s right to recover any type of personal relief from the Company, including monetary damages or reinstatement, in any administrative action or proceeding, whether state or federal, and whether brought by Employee or on Employee’s behalf by an administrative agency, related in any way to the matters released herein. Nothing in this paragraph is intended to prevent or discourage the Employee from communicating with any state or federal governmental agency.
2.5    Employee declares and represents that as of the Effective Date of this Agreement, Employee is not aware of any violations of any applicable rules, regulations and/or laws by Company or any employee of Company; or that if he/she is aware of or is concerned about any such violations, Employee has reported those to the Company.
3.California Civil Code Section 1542 Waiver. Employee expressly acknowledges and agrees that all rights under section 1542 of the California Civil Code are expressly waived. That section provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Employee understands that Employee is a “creditor” within the meaning of section 1542.
4.Representation Concerning Filing of Legal Actions. Employee represents that, as of the date of this Agreement, Employee has not filed any lawsuits, complaints, petitions, claims, or other accusatory pleadings against the Company or any of the other Released Parties in any court. Employee further agrees that, to the fullest extent permitted by law, Employee will not prosecute in any court, whether state or federal, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution of this release, the Released Parties will be absolutely, unconditionally, and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters discharged herein. Nothing in this agreement shall prevent the Employee from complying with a lawfully issued subpoena or from communicating with a state or federal governmental agency.
5.No Admissions. By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
6.Agreement to Cooperate. Employee agrees that Employee will, in good faith and with due diligence, assist in, facilitate, and cooperate with the Company and provide information as to matters which Employee was personally involved, or has information on, while Employee was an employee of the Company and which become the subject of an action, investigation, proceeding, litigation, or otherwise. Employee agrees to be available, upon reasonable notice, to be interviewed, give sworn testimony and statements, declarations, trial testimony, and other such disclosures. Nothing herein is intended or should be construed as requiring anything other than Employee’s cooperation in providing truthful and accurate information.
7.Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). The following general provisions, along with the other provisions of this Agreement, are agreed to for this purpose:
7.1    Employee acknowledges and agrees that Employee has read and understands the terms of this Agreement.
7.2    Employee is advised that Employee should consult with an attorney before signing this Agreement, and Employee acknowledges that Employee has obtained and considered any legal advice Employee deems necessary, such that Employee is entering into this Agreement freely, knowingly, and voluntarily.
7.3    Employee acknowledges that Employee has been given at least twenty-one calendar days in which to consider whether or not to enter into this Agreement. Employee understands that, at Employee’s option, Employee may elect not to use the full 21-day period.
7.4    This Agreement shall not become effective or enforceable until the eighth day after Employee signs this Agreement. In other words, Employee may revoke Employee’s acceptance of this Agreement within seven days after the date Employee signs it (“Revocation Period”). Employee's revocation must be in writing and received by Herman Sotomayor of Illumina no later than the conclusion of the Revocation Period in order to be effective. If Employee does not revoke acceptance within the Revocation Period, Employee's acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”).
7.5    This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement.
8.Severability. In the event any provision of this Agreement shall be found unenforceable by a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the Released Parties shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
9.Deadline For Agreement Execution. This Agreement constitutes an offer to Employee, which must be accepted by Employee and returned to the Company by no later than the conclusion of the 21-Day Consideration Period described in paragraph 7.3, above, after which date the offer made herein shall lapse and be of no further force or effect.
10.Return of Company Property. Employee understands and agrees that as a condition of receiving the Severance Payment, all Company property still in Employee’s possession, if any, must be immediately returned to the Company. By signing this Agreement, Employee represents and warrants that Employee has or will have returned such Company Property no later than Employee’s Separation Date, including any Company issued or provided credit cards, computers, vehicles, tangible property and equipment, keys, entry cards, identification badges, telephones, PDAs, and all documents, files, folders, correspondence, memoranda, notes, notebooks, drawings, books, records, plans, forecasts, reports, proposals, agreements, financial information, computer-recorded information, as well as all copies thereof, electronic or otherwise.

11.Applicable Law. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.
12.Binding on Successors; Full Defense. The parties agree that this Agreement shall be binding on, and inure to, the benefit of Employee or Employee’s successors, heirs and/or assigns.
13.Full Defense. This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit, or other proceeding that may be prosecuted, instituted, or attempted by Employee in breach hereof. Employee agrees that in the event an action or proceeding is instituted by the Released Parties in order to enforce the terms or provisions of this Agreement, the Released Parties shall be entitled to an award of reasonable costs and attorneys’ fees incurred in connection with enforcing this Agreement. The terms of this paragraph shall not apply to an action by Employee to challenge the enforceability of Employee’s waiver of rights under the Age Discrimination in Employment Act.
14.Good Faith. The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.
15.Entire Agreement; Integration. This Agreement contains the entire agreement between the Company and the Employee on the subjects addressed in this Agreement and replaces any other prior agreements or representations, whether oral or written, between them, provided, however, that any proprietary information agreement executed by Employee remains in full force and effect and is not superseded by this Agreement.
16.Modification; Counterparts. This Agreement may be amended only by a written instrument executed by all parties hereto. This Agreement may be executed in counterparts and shall be binding on all parties when each has signed either an original or copy of this Agreement.
17.Confidentiality. Employee agrees that the terms and conditions of this Agreement, shall remain confidential as between the parties, and Employee shall not disclose them to any other person, including, but not limited to, any current or former Illumina employee. Employee also agrees Employee will not respond to, participate in, or contribute to any public discussion or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) leading to its execution. Without limiting the foregoing, the Employee may disclose the monetary aspects of this Agreement to Employee’s spouse, attorneys or financial advisors provided Employee informs them of this confidentiality provision and they agree, in writing, to abide by it. Illumina is required by law to disclose the terms of the Settlement and will do so as required. It will not otherwise disclose the terms of the Settlement. A violation of this Confidentiality provision shall be a material breach of this Agreement.
18.Non-Disparagement. Neither Employee, nor anyone subject to Employee’s direction or control, nor the Company, will, and the Company will advise its Board members and Executive officers not to, make any negative, derogatory or disparaging statements, publications or comments, regarding the other party, including as to Employee’s employment with the Company or the business reputation or business practices of the Company and/or the Released Parties, on the one hand, and the Employee, on the other hand, to any person or entity. This section will in no way prevent Employee from testifying truthfully pursuant to an enforceable subpoena or communicating with a governmental agency. Further, nothing in this Agreement is intended to suppress or limit Employee’s right to testify in any administrative, legislative or judicial forum about alleged criminal conduct or sexual harassment, or to prevent the disclosure of factual information related to claims filed in a civil or administrative action regarding sexual assault, sexual harassment or other forms of sex-based workplace harassment, discrimination or retaliation, to the extent such communications are expressly protected under California law.
19.Section 409(A) of the Internal Revenue Code.
19.1    This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A of the Code. Any payments under this Agreement that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A of the Code to the maximum extent possible. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
19.2    Notwithstanding anything herein to the contrary, if Employee is a “Specified Employee,” for purposes of Section 409A of the Code, on the date on which Employee incurs a Separation from Service, any payment or benefit provided in this Agreement that provides for the “deferral of compensation” within the meaning of Section 409A of the Code shall not be paid or provided or commence to be paid or provided on any date prior to the first business day after the date that is six months following Employee’s “Separation from Service” (the “409A Suspension Period”); provided, however, that a payment or benefit delayed pursuant to the preceding clause shall commence earlier in the event of Employee’s death prior to the end of the six-month period. Within 14 calendar days after the end of the 409A Suspension Period, Employee shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence. Thereafter, Employee shall receive any remaining benefits as if there had not been an earlier delay. For purposes of this Agreement, “Separation from Service” shall have the meaning set forth in Section 409A(a)(2)(i)(A) of the Internal Revenue Code and shall be determined in accordance with the default rules under Section 409A. “Specified Employee” shall have the meaning set forth in Section 409A(a)(2)(B)(1) of the Internal Revenue Code, as determined in accordance with the uniform methodology and procedures adopted by the Company and then in effect.
THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated: Sept. 5, 2023 By: /s/ Phil Febbo
Phil Febbo, Employee
Dated: Sept. 5, 2023 By: /s/ Herman Sotomayor
Herman Sotomayor, Sr. Director, HR
Illumina, Inc.